EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No.'s 333-58139, 333-34867 and 333-34929 of Sentry Technology Corporation each on Form S-8 of our report dated April 10, 2000, appearing in this Annual Report on Form 10-K of Sentry Technology Corporation for the year ended December 31, 1999.



/s/ DELOITTE & TOUCHE
Jericho, New York
April 11, 2000